Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (“Agreement”) is executed as of August 7, 2017, WHEELER REIT, L.P., a Virginia limited partnership, (the “Borrower”), the Guarantors, KeyBank National Association, a national banking association (“KeyBank”), as Administrative Agent for the lenders (“Agent”), and the lenders from time to time party thereto (“Lenders”).
RECITALS
A.The Borrower, the Guarantors, the Agent and the Lenders have entered into that certain Credit Agreement dated as of May 29, 2015, as amended by that certain First Amendment and Joinder Agreement dated April 12, 2016, and that certain Second Amendment and Joinder to Credit Agreement dated December 7, 2016 (as further amended from time to time, the “Credit Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings defined for those terms in the Credit Agreement).
B.The Borrower and the Guarantor have requested that the Lenders agree to modify and/or waive certain provisions of the Credit Agreement, and the Agent and the Lenders have agreed to do so, provided Borrower, the Guarantors, Agent and the Lenders agree to amend the Credit Agreement as set forth herein.
NOW, THEREFORE, Borrower, the Guarantors, Agent and the Lenders agree as follows:
AGREEMENT
I.Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:
1.    The following definitions in Section 1.1 of the Credit Agreement shall be deleted in their entirety and replaced with the following:
Interest Payment Date. As to each Loan, the first day of each calendar month.
Total Commitment. As of the date of this Agreement, the Total Commitment is Seventy Five Million and No/100 Dollars ($75,000,000.00), such Total Commitment to automatically decrease to Fifty Million and No/100 Dollars ($50,000,000.00) on October 7, 2017. The Total Commitment may also increase in accordance with §2.11 or decreased in accordance with §2.4 at any time.
2.    The Agent and the Lenders acknowledge and agree that the Collateral Property owned by WHLR-SHOPPES AT MYRTLE PARK, LLC shall continue to be included in the calculation of the Borrowing Base Availability through December 21, 2017 {six months from the date Bi-Lo, LLC ceased operations at such Collateral Property}, notwithstanding that the subject Collateral Property no longer constitutes Eligible Real Estate. Any further extension of such period

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shall be in the sole and absolute discretion of the Agent and the Lenders, and nothing contained herein shall constitute a waiver of any other terms or condition of the Loan Documents, nor an agreement by the Agent or the Lenders to forbear from strictly enforcing such terms and conditions.
II.    Fees. On or prior to the execution of this Agreement, Borrower shall pay to Agent all reasonable costs and expenses of Administrative Agent in connection with this Agreement, including, without limitation, reasonable legal fees and expenses incurred by Agent, together with the additional fees to be paid to the Agent as set forth in the fee letter of even date between the Borrower and the Agent.
III.    Representations and Warranties. Borrower and each Guarantor represent and warrant to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Borrower to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, except where any such representation and warranty is limited to a specific date prior to the Effective Date or where the failure would not have a Material Adverse Effect. As of the Effective Date, no Default or Event of Default is in existence.
IV.    Further Assurances. Borrower and each Guarantor agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Agreement.
V.    GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
VI.    Counterparts. This Agreement, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement is a Loan Document. Borrower and the Guarantors hereby ratify, confirm and reaffirm all of the terms and conditions of the Credit Agreement, and each of the other Loan Documents, and further acknowledge and agree that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this Agreement. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this Agreement.
VII.    Effective Date. The effective date (the “Effective Date”) of this Agreement is the date first written above.

[Signature Page to Follow]

IN WITNESS WHEREOF, each party has executed this Agreement under seal as of the day and year first above written.
BORROWER:

WHEELER REIT, L.P., a Virginia limited partnership

By:	WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation, its general partner

By:    /s/ Jon S. Wheeler
Name:    Jon S. Wheeler
Title:    Chief Executive Officer

GUARANTOR:

WHEELER REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation

By:    /s/ Jon S. Wheeler

Name:     Jon S. Wheeler
Title:     Chief Executive Officer

WHLR-LADSON CROSSING, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-LAKE GREENWOOD CROSSING, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-LAKE MURRAY, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-LITCHFIELD MARKET VILLAGE, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-MONCKS CORNER, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-SHOPPES AT MYRTLE PARK, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-RIDGELAND, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-SOUTH LAKE POINTE, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-MULLINS SOUTH PARK, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-ST. MATTHEWS, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-DARIEN, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-DEVINE STREET, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler
Jon S. Wheeler, Manager

WHLR-GEORGETOWN, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler Jon S. Wheeler, Manager

WHLR-LABURNUM SQUARE, LLC, a Delaware limited liability company By: /s/ Jon S. Wheeler Jon S. Wheeler, Manager
WHLR-VILLAGE OF MARTINSVILLE, LLC, a Delaware limited liability company By: /s/ Jon S. Wheeler Jon S. Wheeler, Manager
WHLR-NEW MARKET CROSSING, LLC, a Delaware limited liability company

By:	/s/ Jon S. Wheeler Jon S. Wheeler, Manager

ACKNOWLEDGED:
KEYBANK NATIONAL ASSOCIATION, as Agent
By:     /s/ Robert Avil
Name:    Robert Avil
Title:     Senior Vice President